UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into Material Definitive Agreement.

On February 27, 2017, Halcón Resources Corporation (“Halcón”) entered into a registration rights agreement with the purchasers of Halcón’s 8% automatically convertible preferred stock, par value $0.0001 per share (the “preferred stock”), issued on that same date pursuant to a private placement. Under the terms of the registration rights agreement, Halcón has agreed to (i) file with the Securities and Exchange Commission (the “SEC”) on or before March 31, 2017 a registration statement covering resales of Halcón common stock issuable upon conversion of the preferred stock, and (ii) use commercially reasonable efforts to cause the registration statement to be declared effective within 90 days after the registration statement is filed. Halcón has agreed to use its commercially reasonable efforts to cause the registration statement to remain continuously effective, subject to certain exceptions, for up to two years after it is declared effective by the SEC.

Halcón has agreed to pay certain penalties if the registration statement is not declared effective by the SEC on or before June 27, 2017. After that deadline and until such time as the registration statement is declared effective (or until Halcón is no longer required to cause the registration statement to be declared effective), Halcón will be required to pay the following as liquidated damages:

•                  if the preferred stock has converted to common stock, as liquidated damages and not as a penalty, an aggregate amount in cash equal to (i) 0.25% of the price at which Halcón sold the preferred stock accruing daily, for the first 60 days, (ii) an additional 0.25% of the price at which Halcón sold the preferred stock accruing daily, for each subsequent 60 days and (iii) up to a maximum of 5.0% of the price at which Halcón sold the preferred stock, in each case multiplied by the aggregate number of shares of preferred stock that were held of record by such holder prior to conversion and with each percentage being expressed as a rate per 30-day period; or

•                  if the preferred stock has not converted to common stock, pay each record holder of shares of preferred stock, as liquidated damages and not as a penalty, an aggregate amount in cash equal to (i) 0.25% of the price at which Halcón sold the preferred stock accruing daily, for the first 60 days, (ii) an additional 0.25% of the price at which Halcón sold the preferred stock accruing daily, for each subsequent 60 days and (iii) up to a maximum of 5.0% of the price at which Halcón sold the preferred stock, in each case multiplied by the aggregate number of shares of preferred stock held of record by such holder and with each percentage being expressed as a rate per 30-day period.

The registration rights agreement also allows holders of registrable shares to request an underwritten offering under the registration statement, provided that such holders include at least $50.0 million of registrable shares in the offering. The holder or holders that request an underwritten offering must give notice to Halcón and the other holders of registrable shares, and the other holders may request that their registrable shares be included in the underwritten offering on the same terms and conditions as the holders that requested the underwritten offering. Holders that participate in the underwritten offering are subject to a pro rata cutback of registrable shares to be included in the offering if the managing underwriters determine that a limitation is needed on the total number of shares offered.

Halcón has agreed to indemnify each selling stockholder for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholder sells its shares of Halcón common stock pursuant to these registration rights. Each selling stockholder has, in turn, agreed to indemnify Halcón for federal or state securities law violations that occur in reliance upon written information it provides to Halcón for inclusion in the registration statement.

The foregoing description of the registration rights agreement is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets.

On February 28, 2017, Halcón Energy Properties, Inc. (“HEPI”), a wholly owned subsidiary of Halcón, completed the previously disclosed acquisition of 20,901 net acres and related assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas (collectively, the “Acquired Properties”). Pursuant to the terms of a

Purchase and Sale Agreement (the “Purchase Agreement”) dated January 18, 2017 between Samson Exploration, LLC and HEPI, Halcón completed the acquisition of the Acquired Properties for a total cash purchase price of $705.0 million, subject to customary post-closing purchase price adjustments. A portion of the purchase price for the Acquired Properties was paid from the net proceeds from the sale of approximately 5,518 shares of preferred stock, which closed on February 27, 2017.  The remaining portion of the purchase price was funded from borrowings under Halcón’s senior revolving credit facility.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

If Halcón’s outstanding preferred stock has not been converted into common stock on or before June 1, 2017, then the preferred stock will accrue dividends from February 27, 2017, the date of initial issuance, at a rate of 8% per annum until such time as it has converted. In addition, Halcón will be required to redeem all of the outstanding preferred stock if the preferred stock has not converted into common stock on or before July 28, 2022. As more particularly described in Item 1.01 above, Halcón has agreed to pay certain penalties if the registration statement for the preferred stock is not declared effective. Please refer to Item 1.01 for a description of those penalties.

Item 3.02            Unregistered Sales of Equity Securities.

On February 27, 2017, Halcón issued and sold 5,518 shares of its preferred stock, each share of which will be convertible into 10,000 shares of common stock (or a proportionate number of shares of common stock with respect to any fractional shares of preferred stock issued) for gross proceeds of approximately $400.1 million, or $7.25 per share of common stock. Halcón incurred placement agent fees totaling approximately $12.0 million, payable to J.P. Morgan Securities LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and associated expenses of approximately $500,000 in connection with this private placement. The preferred stock was offered and sold in a private placement exempt from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”) pursuant to Section 4(a)(2) to “accredited investors” (as defined in Rule 501(a) under the Securities Act). Additional information regarding the private placement of the preferred stock can be found in the Current Report on Form 8-K filed by Halcón with the SEC January 26, 2017.

Item 3.03            Material Modification to Rights of Security Holders.

The holders of Halcón preferred stock are entitled to vote, together as a single class, with the holders of outstanding common stock, with respect to all matters, and will represent 1% of the total voting power of Halcón’s voting stock. If the preferred stock has not converted into common stock on or before June 1, 2017, the holders of the preferred stock, voting separately as a class, will be entitled to elect two additional members to Halcón’s board of directors.

Additionally, for as long as the preferred stock has not converted into common stock and remains outstanding, Halcón may not, without the approval of holders of two-thirds of Halcón’s preferred stock, undertake any of the following:

•                  amend, alter, waive, repeal or modify (whether by merger, consolidation or otherwise) any provision of Halcón’s certificate of incorporation (including any filing or amending of a certificate of designation for any senior security or parity security) or bylaws so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, the preferred stock;

•                  authorize, issue or increase the authorized amount of any class of senior securities or parity securities;

•                  increase or decrease (other than by redemption or conversion) the authorized number of shares of Halcón’s preferred stock; or

•                  enter into any agreement regarding, or any transaction or series of transactions resulting in, a change of control, unless provision is made in the agreement effecting such transaction for the redemption of Halcón’s preferred stock in cash in accordance with the certificate of designation for the preferred stock.

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2017, Halcón filed with the Delaware Secretary of State a Certificate of Designation, Preferences, Rights and Limitations of 8.0% Automatically Convertible Preferred Stock (the “Certificate of Designation”), which created the series of preferred stock issued by Halcón on that same date.

Each share of preferred stock will be convertible into a number of shares of common stock determined by dividing the liquidation preference of the preferred stock, which is equal to the initial liquidation preference plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. Initially, the liquidation preference is equal to $72,500.00, and the conversion price is $7.25. Thus, initially, each share of preferred stock will be convertible into 10,000 shares of common stock and each fractional share of preferred stock will be convertible into a proportionate number of shares of common stock. No dividend will be paid on the preferred stock if it converts into common stock on or before June 1, 2017. The preferred stock will convert automatically on the 20th calendar day after Halcón mails a definitive information statement to its common stockholders notifying them that holders of a majority of Halcón’s outstanding common stock have consented to the issuance of common stock upon conversion of the preferred stock. The initial conversion price is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of Halcón common stock.

If the preferred stock has not automatically converted into common stock on or before June 1, 2017, then each holder of preferred stock will be entitled to receive dividends at an annual rate of 8% of the initial liquidation preference per share from the date of issuance. If a cash dividend is not declared and paid on any dividend payment date, then the liquidation preference per share of preferred stock will be increased by the amount of the unpaid dividend.

Halcón will be required to redeem all of the outstanding shares of preferred stock if the preferred stock has not been converted into common stock on or before July 28, 2022.

Holders of the preferred stock have certain limited voting rights, which are described under Item 3.03 of this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the amendment to Halcón’s certificate of incorporation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the years ended December 31, 2016 and 2015 (audited), together with the accompanying Independent Auditor’s Report, are set forth in Exhibit 99.1 to Halcón’s Current Report on Form 8-K filed with the SEC on March 2, 2017 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information of Halcón as of December 31, 2016 and for the year ended December 31, 2016, is set forth in Exhibit 99.2 to Halcón’s Current Report on Form 8-K filed with the SEC on March 2, 2017 (the “Pro Forma Financial Information”) and incorporated herein by reference.  The Pro Forma Financial Information gives effect to (i) the acquisition of the Acquired Properties, (ii) the issuance of 5,518 shares of preferred stock, (iii) fresh-start accounting adjustments resulting from emerging from chapter 11 bankruptcy, and (iv) the divestiture of all of the membership interests in HK TMS LLC, a prior subsidiary of Halcón which held oil and gas properties in the Tuscaloosa Marine Shale in Louisiana and Mississippi. The Pro Forma Financial Information does not give effect to the pending disposition of Halcón’s East Texas Eagle Ford assets, which was announced on January 24, 2017.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of 8.0% Automatically Convertible Preferred Stock.

4.1	Registration Rights Agreement dated February 27, 2017 by and between Halcón Resources Corporation and the holders of Halcón’s 8% automatically convertible preferred stock.

99.1

Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the years ended December 31, 2016 and 2015 (audited) (incorporated by referenced to Exhibit 99.1 of our Current Report on Form 8-K filed March 2, 2017).

99.2

Unaudited Pro Forma Condensed Combined Financial Information of the Company as of December 31, 2016 and for the year ended December 31, 2016 (incorporated by referenced to Exhibit 99.2 of our Current Report on Form 8-K filed March 2, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

March 3, 2017	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of 8.0% Automatically Convertible Preferred Stock.

4.1	Registration Rights Agreement dated February 27, 2017 by and between Halcón Resources Corporation and the holders of Halcón’s 8% automatically convertible preferred stock.

99.1

Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the years ended December 31, 2016 and 2015 (audited) (incorporated by referenced to Exhibit 99.1 of our Current Report on Form 8-K filed March 2, 2017).

99.2

Unaudited Pro Forma Condensed Combined Financial Information of the Company as of December 31, 2016 and for the year ended December 31, 2016 (incorporated by referenced to Exhibit 99.2 of our Current Report on Form 8-K filed March 2, 2017).